SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                Current Report
                      Pursuant to Section 13 OR 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  September 15, 2003


                                VSE CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
        (State or Other Jurisdiction of Incorporation or Organization)


                0-3676                             54-0649263
       (Commission File Number)          (I.R.S. Identification Number)


                   2550 Huntington Avenue
                    Alexandria, Virginia                  22303-1499
          (Address of Principal Executive Offices)        (Zip Code)


       Registrant's Telephone Number, Including Area Code:  (703) 960-4600


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  Item 7.  Exhibits
  -----------------

  Exhibit No.    Description
  -----------    -----------
  99.1           Text of notice to directors and executive officers dated
                 September 15, 2003, regarding temporary suspension of trading during the Blackout Period from October 28, 2003, through
                 November 21, 2003, related to conversion of recordkeeping, trust and investment services of the registrant's employee retirement benefit plan.

  Item 11.       Temporary suspension of trading under registrant's employee
                 -----------------------------------------------------------
                 retirement benefit plan.
                 ------------------------

  The following information is being furnished under Item 11 -- Temporary suspension of trading under registrant's employee retirement benefit plan.

  Certain recordkeeping, trust, and investment services for the VSE Corporation Employee ESOP/401(k) Plan will be transferred to Merrill Lynch effective November 3, 2003. Formal notification to directors, executive officers, and plan participants of the conversion of these services was provided in a Notice dated September 15, 2003. The Notice informs participants of the details of the conversion, which includes a Blackout Period when participants are restricted from making specific plan transactions (e.g., investment exchanges, account distributions, contribution changes, etc.).

  The Blackout Period for the plan conversion is scheduled for October 28 through November 21, 2003. Since the plan holds VSE Corporation Common Stock, par value $.05 per share ("VSE Stock"), directors and executive officers of VSE Corporation ("VSE") will be restricted from directly or indirectly selling or otherwise acquiring or transferring any shares of VSE Stock during the Blackout Period, other than any purchase or sale of VSE Stock through a valid and pre-existing 10b5-1 plan.

  A copy of the notice is furnished as Exhibit 99.1, hereby incorporated by reference.


                                  SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              VSE CORPORATION
                                              (Registrant)

  Date:  September 18, 2003                   /s/ T. R. Loftus
                                              ------------------------
                                              T. R. Loftus
                                              Senior Vice President and
                                              Chief Financial Officer


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